THE BEAR STEARNS FUNDS
                                 PRIME MONEY MARKET PORTFOLIO
                                7 DAY AVERAGE YIELD CALCULATION
                                        CLASS Y SHARES
                    FOR THE PERIOD SEPTEMBER 24, 1997 - SEPTEMBER 30, 1997


Value of account at beginning of period                   $ 1.000000000
Value of same account at end of period*                   $ 1.001073663
                                                          -------------

Net Change in account value                               $  .001073663
Annualized Current Net Yield [(Net Change X 365)]/7
    average net asset value                               5.60%
-----------------
* Exclusive of any capital changes


                             THE BEAR STEARNS FUNDS
                          PRIME MONEY MARKET PORTFOLIO
                           EFFECTIVE YIELD CALCULATION
                                 CLASS Y SHARES
             FOR THE PERIOD SEPTEMBER 24, 1997 - SEPTEMBER 30, 1997


Value of account at beginning of period                   $ 1.000000000
Value of same account at end of period*                   $ 1.001073663
                                                          -------------

Net Change in account value                               $  .001073663
Effective Yield [(Net Change) + 1] ^365/7  - 1            5.76%
-----------------
* Exclusive of any capital changes